Exhibit 99.1 (c) 2

{This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with consolidated balance sheets of TechRx Incorporated as of June 30, 2000 and 1999, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. This audit report has not been reissued by Arthur Andersen in connection with this filing on
Form 8-K. See Exhibit 99.1(c) 1 for further discussion.}

Report of Independent Public Accountants

To the Shareholders of TechRx Incorporated

We have audited the accompanying consolidated balance sheets of TechRx Incorporated as of June 30, 2000 and 1999 (as revised—see Note 13), and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TechRx Incorporated as of June 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
September 3, 2000